                                                                            Exhibit 99-B.8.136

                                        FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                                                                                  AMONG

                                             ING LIFE INSURANCE AND ANNUITY COMPANY,

                                                   RELIASTAR LIFE INSURANCE COMPANY,

                                                   PIMCO VARIABLE INSURANCE TRUST,

                                                                                  AND

                                    ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

This Amendment is dated as of the 15th day of August, 2007 by and between ING Life Insurance and
Annuity Company, ReliaStar Life Insurance Company (together as “ING”), PIMCO Variable Insurance
Trust (the “Funds”) and Allianz Global Investors Distributors LLC (the “Underwriter”) (collectively, the
“Parties”).

WHEREAS, the Parties entered into a Participation Agreement on May 1, 2004 (the “Agreement”)
and desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the Parties hereby amend the Agreement in the following form:

1.	ING USA Annuity and Life Insurance Company (“ING USA”) and its Separate Accounts is added as a Party to the Agreement;

2.	ReliaStar Life Insurance Company of New York (“RLIC of NY”) and its Separate Accounts is added as a Party to the Agreement;

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Life Insurance and Annuity Company		ReliaStar Life Insurance Company

By:	/s/ Michael C. Eldredge	By:	/s/ Brian Haendiges
Name:	Michael C. Eldredge	Name:	Brian Haendiges
Title:	Vice President	Title:	Head of ING Center for Savings Innovation

ING USA Annuity and Life Insurance Company		ReliaStar Life Insurance Company of New York

By:	/s/ Richard K. M. Lau	By:	/s/ Brian Haendiges
Name:	Richard K. M. Lau	Name:	Brian Haendiges
Title:	Vice President	Title:	Head of ING Center for Savings Innovation

PIMCO Variable Insurance Trust		Allianz Global Investors Distributors LLC

By:	/s/ Ernest L. Schmider	By:	/s/ Brian Jacobs
Name:	Ernest L. Schmider	Name:	Brian Jacobs
Title:	President	Title:	Managing Director

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